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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 16, 1998



                           BENTON OIL AND GAS COMPANY
             (Exact name of registrant as specified in its charter)



Delaware                            1-10762                  77-0196707
(State or other                     (Commission              (IRS Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)



                          1145 Eugenia Place, Suite 200
                          Carpinteria, California 93013
             (Address of principal executive offices, with zip code)


       Registrant's telephone number, including area code: (805) 566-5600
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         (a) On April 16, 1998, the Registrant informed Deloitte & Touche LLP ("Deloitte"), its current independent accountants, that effective immediately they had been dismissed as the Registrant's principal independent accountants, in accordance with the recommendation of the Registrant's audit committee, and approval by the Board of Directors of the Registrant. Concurrently, the Board of Directors of the Registrant engaged the accounting firm of Price Waterhouse LLP ("PW") to act as independent accountants for the Registrant effective immediately.

         (b) The report of Deloitte on the financial statements of the Registrant for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         (c) The Board of Directors has approved the dismissal of Deloitte and the engagement of PW, upon recommendation of the audit committee.

         (d) During the two most recent fiscal years and any subsequent interim period, there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and there have been no reportable events (as defined in Item 304 of Regulation S-K of the Securities and Exchange Commission).

         (e) The Registrant has furnished Deloitte with a copy of this Form 8-K and has requested that Deloitte furnish it with a letter addressed to the United States Securities and Exchange Commission (the "SEC") stating whether it agrees with the above statements. A copy of Deloitte's letter to the SEC, dated April 20, 1998, is filed as Exhibit 16.1 to this current report on Form 8-K.

         (f) During the two most recent fiscal years and any subsequent interim period, the Registrant has not consulted PW regarding any matter requiring disclosure in this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

                  16.1 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated April 20, 1998.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 21, 1998


                                      BENTON OIL AND GAS COMPANY


                                      By:      /s/ James M. Whipkey
                                         ---------------------------------------
                                       James M. Whipkey, Chief Financial Officer